                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                        D & K Healthcare Resources, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                 October 6, 1999



DEAR FELLOW STOCKHOLDERS:

         Our Annual Meeting of Stockholders will be held at The Ritz Carlton, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Thursday, November 11, 1999. The Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card which accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

         We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided to ensure that your shares will be voted. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.

                            Sincerely,

                            J. HORD ARMSTRONG, III
                            Chairman of the Board, Chief Executive
                            Officer and Treasurer






                         8000 Maryland Avenue, Suite 920
                               St. Louis, MO 63105
                               Tel: (314) 727-3485
                               Fax: (314) 727-5759

                        D & K HEALTHCARE RESOURCES, INC.
                         8000 MARYLAND AVENUE, SUITE 920
                            ST. LOUIS, MISSOURI 63105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 11,1999


Dear Stockholder:

         The Annual Meeting of Stockholders of D & K Healthcare Resources, Inc. (the "Company") will be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, 63105, on Thursday, November 11, 1999, at 10:00 A.M., local time, for the following purposes:

         1. To elect three Class I directors to hold office for a term of three years.

         2. To consider and vote upon a proposal to approve the D & K Healthcare Resources, Inc. Amended and Restated 1992 Long Term Incentive Plan.

         3. To transact any and all other business that may properly come before the meeting or any adjournment thereof.

         These items are more fully described in the following Proxy Statement, which is hereby made a part of this Notice. Only stockholders of record of the Company at the close of business on September 15, 1999 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                               By order of the Board of Directors,

                               LEONARD R. BENJAMIN
                               Vice President, General Counsel and Secretary


October 6, 1999

                        D & K HEALTHCARE RESOURCES, INC.
                         8000 MARYLAND AVENUE, SUITE 920
                            ST. LOUIS, MISSOURI 63105

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 11, 1999
                               ------------------

                               GENERAL INFORMATION

         This Proxy Statement is furnished to the stockholders of D & K HEALTHCARE RESOURCES, INC. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri, 63105, at 10:00 A.M., local time, on Thursday, November 11, 1999, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. The mailing address of the Company is 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105, and its telephone number is (314) 727-3485.

         This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of the Company on or about October 6, 1999.

         The proxy reflected on the accompanying Proxy Card is being solicited by the Board of Directors of the Company. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of the Company at the principal offices of the Company or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

         The Company will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of the Company may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services. In addition, the Company has retained D.F. King & Co. to assist in the solicitation of proxies on its behalf for a fee of $2,000 plus reasonable out-of-pocket expenses.

         Only stockholders of record at the close of business on September 15, 1999 are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 4,382,831 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding.

         Each outstanding share of the Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. A quorum is required for votes taken at the Annual Meeting to be deemed valid. A quorum shall be attained if holders of a majority of the shares of Common Stock issued and outstanding are present at the Annual Meeting in person or by proxy. After a quorum has been established, the vote of the holders of a majority of the shares of Common Stock present in person or by proxy shall be required for the election of directors, the approval of the D & K Healthcare Resources, Inc. Amended and Restated 1992 Long Term Incentive Plan and any other matter which is submitted to a vote of stockholders at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

         Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum, and as voted for purposes of determining the base number of shares voting on a particular proposal. Accordingly, abstentions will have the same effect as a vote withheld on the election of directors or a vote against other matters submitted to the stockholders for a vote, as the case may be. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum or as voted for purposes of determining the approval of the stockholders on a particular proposal.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following persons were known to management of the Company to be the beneficial owners of five percent or more of the Company's outstanding Common Stock as of September 15, 1999:

                                                                NUMBER OF SHARES                PERCENT OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                           BENEFICIALLY OWNED                  COMMON STOCK(1)
------------------------------------                           ------------------                  ---------------
Harvey C. Jewett, IV                                             555,556                                  12.7%
    P.O. Box 4850
    Aberdeen, South Dakota 57402

Gateway Venture Partners II, L.P.                                502,270(2)                               11.5%
    8000 Maryland Avenue
    Suite 1190
    St. Louis, Missouri 63105

Massachusetts Mutual Life                                        246,739(3)                                5.6%
    Insurance Company
    1295 State Street
    Springfield, Massachusetts 01111

MassMutual Corporate Investors                                   246,739(3)                                5.6%
    1295 State Street
    Springfield, Massachusetts 01111

J. Hord Armstrong, III                                           327,763(4)                                7.4%
    8000 Maryland Avenue
    Suite 920
    St. Louis, Missouri 63105

Richard F. Ford                                                  509,270(5)                               11.6%
    8000 Maryland Avenue
    Suite 1190
    St. Louis, Missouri 63105

--------------------

(1) The percentage calculations are based upon 4,382,831 shares of the Company's Common Stock that were issued and outstanding as of September 15, 1999.

(2)      Shares are owned of record by Gateway Venture Partners II, L.P. Richard
         F. Ford, a director of the Company, serves as a general partner of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to beneficially own such shares. See "Security Ownership By Management."

(3) Does not include an indeterminate number of shares of Common Stock into which shares of Pharmaceutical Buyers, Inc. held by MassMutual Corporate Investors ("MMCI") are exchangeable on and after November 30, 1998. MMCI is a closed-end investment company for which Massachusetts Mutual Life Insurance Company ("MMLIC") serves as an investment advisor. MMCI and MMLIC each hold sold voting power over their respective shares. MMCI and MMLIC are subject to an exempt order under
         Section 17(d) of the Investment Company Act of 1940 pursuant to which they must dispose of their shares of Common Stock in proportion to their respective holdings unless the Joint Transaction Committee of the Board of Trustees of MMCI approves a disproportionate disposition of shares of Common Stock.

(4) Includes 66,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which shares Mr. Armstrong has no voting or investment power and as to which Mr. Armstrong disclaims beneficial ownership. See "Security Ownership By Management."

(5) Includes 502,270 shares owned of record by Gateway Venture Partners II, L.P. Mr. Ford, a director of the Company, serves as a general partner of Gateway Associates L.P., the General Partner of Gateway Venture Partners II, L.P., and may be deemed to beneficially own such shares. Also includes 7,000 shares owned by Mr. Ford over which Mr. Ford has sole voting and investment power. Does not include 1,000 shares that are owned by Mr. Ford's wife, as to which Mr. Ford has no voting or investment power and as to which Mr. Ford disclaims beneficial ownership. See "Security Ownership By Management."

                          ITEM 1. ELECTION OF DIRECTORS

         At the Annual Meeting, three individuals will be elected to serve as Class I directors of the Company for a term of three years. Except as otherwise directed by the stockholder on the Proxy Card, the persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of Harvey C. Jewett, IV, Louis B. Susman, and Martin D. Wilson as Class I directors. Messrs. Susman and Wilson are each currently a director of the Company. If for any reason Messrs. Jewett, Susman, or Wilson becomes unavailable for election, which is not now anticipated, the persons named on the accompanying Proxy Card will vote for such substitute nominee as designated by the Board of Directors. The Board of Directors recommends a vote "FOR" the election of Harvey C. Jewett, IV, Louis B. Susman, and Martin D.
Wilson as Class I directors.

         The name, age, principal occupation or position and other directorships with respect to Messrs. Jewett, Susman, and Wilson and the directors whose terms of office will continue after the Annual Meeting are set forth below.


               CLASS I - TO BE ELECTED FOR A TERM EXPIRING IN 2002

         Harvey C. Jewett,IV, age 51, has served as the Chairman of Jewett Drug Co. since August 1988. Jewett Drug Co. was acquired by the Company in June 1999. He has also served as the President and Chief Operating Officer of the Rivett Group, L.L.C. since October 1988. He also serves as a director of the University of South Dakota Foundation and the College of Saint Benedict.

         Louis B. Susman, age 61, has served as director of the Company since November 1998. Mr. Susman previously served as an advisory director of the Company between June 1998 and November 1998. Mr. Susman currently is Managing Director and Vice Chairman of Investment Banking of Salomon Smith Barney. Mr. Susman has been employed by Salomon Smith Barney in various executive capacities since 1989 and also serves as a director of U.S. Can Corporation.

         Martin D. Wilson, age 38, has served as President and Chief Operating Officer of the Company since January 1996, as Secretary from August 1993 to April 1999 and as director since 1997. Mr. Wilson previously served as Executive Vice President, Finance and Administration of the Company from May 1995 to January 1996, as Vice President, Finance and Administration of the Company from April 1991 to May 1995 and as Controller of the Company from March 1988 to April 1991. Prior to joining the Company, Mr. Wilson, a certified public accountant, was associated with KPMG Peat Marwick, a public accounting firm.

                   CLASS II - TO CONTINUE IN OFFICE UNTIL 2000

         Robert E. Korenblat, age 59, has served as a director of the Company since 1997 and is the President and Chief Executive Officer of Pharmaceutical Buyers, Inc., a Colorado-based group purchasing organization in which the Company holds a 50% ownership interest ("PBI"). Mr.

Korenblat additionally served as Vice President of PBI from 1989 to 1991. Mr. Korenblat was elected a director of the Company in connection with the Company's investment in PBI.

         Bryan H. Lawrence, age 56, has served as a director of the Company since its founding in December 1987. Since September, 1997, Mr. Lawrence has been a member of Yorktown Partners LLC, an investment fund. Prior thereto, he was a Managing Director of Dillon, Read & Co., Inc., an investment banking firm, for more than the preceding five years. Mr. Lawrence also serves as a director of Vintage Petroleum, Inc., TransMontaigne Oil Company and Hallador Petroleum Company.

         James M. Usdan, age 49, has served as a director of the Company since 1997. Since 1998, Mr. Usdan has been President and Chief Executive Officer of NextCARE Hospitals, Inc., a long term acute care hospital management company. Prior thereto, he was the President and Chief Executive Officer of RehabCare Group, Inc., a provider of rehabilitation, outpatient and therapist staffing services for more than the preceding five years. Mr. Usdan is also a director of Metro One Telecommunications.

                  CLASS III - TO CONTINUE IN OFFICE UNTIL 2001

         J. Hord Armstrong, III, age 58, has served as Chairman of the Board, Chief Executive Officer and Treasurer and as a director of the Company since December 1987. Prior to joining the Company, Mr. Armstrong served as Vice President and Chief Financial Officer of Arch Mineral Corporation, a coal mining and sales corporation, from 1981 to 1987 and as its Treasurer from 1978 to 1981. Mr. Armstrong serves as a Trustee of the St. Louis College of Pharmacy. Mr. Armstrong also serves as a director of Jones Pharma, Inc.

         Richard F. Ford, age 63, has served as a director of the Company since its founding in December 1987. Mr. Ford has been engaged in venture capital investing as a general partner of affiliates of Gateway Venture Partners II, L.P. ("Gateway") in St. Louis, Missouri, since 1984. Mr. Ford also serves as a director of Stifel Financial Corporation, CompuCom Systems, Inc. and TALX Corporation. Pursuant to the stock purchase agreement under which Gateway made its investment in the Company, the Company agreed to use its best efforts to cause the election to, and maintain the membership on, the Company's Board of Directors of a representative of Gateway. Mr. Ford currently represents Gateway on the Board of Directors of the Company.

         Thomas F. Patton, Ph.D., age 51, has served as a director of the Company since 1997. Dr. Patton is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a manufacturer of pharmaceutical products. From March 1990 through March 1993, Dr. Patton served as Director and Senior Director of Pharmaceutical Research and Development at Merck and Co., Inc., a manufacturer of pharmaceutical products. Dr. Patton also serves as a director of Jones Pharma, Inc.

                        BOARD OF DIRECTORS AND COMMITTEES

         During fiscal 1999, the Board of Directors of the Company met eight times and each of the directors attended not fewer than 75% of the meetings of the Board of Directors and committees of which such director was a member during fiscal 1999.

         The Board of Directors has a standing Audit Committee and Stock Option and Compensation Committee. The members of the Audit Committee are Messrs. Ford and Elliott H. Stein, a Class I director who is not running for reelection to the Board of Directors. The Audit Committee reviews the scope of the Company's engagement of its independent public accountant and their reports. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and reports. The Audit Committee met one time in fiscal 1999.

         The Stock Option and Compensation Committee is composed of Messrs. Ford, Lawrence and Susman. The Stock Option and Compensation Committee is authorized to review and make recommendations to the Board of Directors regarding the salaries payable to corporate officers and to administer the Company's 1992 Long Term Incentive Plan. The Stock Option and Compensation Committee met one time during fiscal 1999.

                                 DIRECTORS' FEES

         Non-employee directors currently receive annual retainers of $5,000 for serving as directors and fees of $500 for each meeting of the Board attended ($250 if attended telephonically). Effective as of the next regularly scheduled Board meeting on November 11, 1999, non-employee directors will receive annual retainers of $10,000 for serving as directors and fees of $1,000 for each meeting of the Board attended ($500 if attended telephonically). In addition, subject to stockholder approval of the Company's Amended and Restated 1992 Long Term Incentive Plan, non-employee directors will be granted options to purchase up to 10,000 shares of Common Stock. The options will be exercisable at the rate of 20% per year over the five years following the date of the grant.

         Harvey C. Jewett, IV, who is a nominee for election as a Class I director, is party to a Consulting Agreement with the Company. See "Certain Transactions."

                        SECURITY OWNERSHIP BY MANAGEMENT

         The following table indicates, as of September 15, 1999, the beneficial ownership of the Company's Common Stock by each person who is a director or nominee for director and the persons named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                     NUMBER OF SHARES
                    NAME                         BENEFICIALLY OWNED(1)(2)                    PERCENT(3)
                    ----                         ------------------                          -------
J. Hord Armstrong, III(4)                                  327,763                              7.4%
Martin D. Wilson(5)                                         87,533                              2.0%
Dennis A. White(5)                                          51,000                              1.2%
Edward W. McManus(6)                                         -0-                                  *
Douglas E. Linton(7)                                        13,700                                *
Richard F. Ford(8)                                         509,270                             11.6%
Robert E. Korenblat(9)                                      22,000                                *
Bryan H. Lawrence(10)                                       28,318                                *
Thomas F. Patton                                             -0-                                  *
Louis B. Susman                                              3,000                                *
Harvey C. Jewett                                           555,556                             12.7%
Elliot H. Stein(11)                                         10,000                                *
James M. Usdan(12)                                             500                                *
All directors and executive officers                     1,608,640                             35.0%
as a group (13 persons)

------------------

*  Less than 1%.

(1)      Represents sole voting and investment power unless otherwise noted.

(2) For purposes of this table, each director or executive officer is deemed to beneficially own shares of Common Stock issuable pursuant to options, warrants or other convertible securities that are exercisable by such director or executive officer currently or within 60 days.

(3) The percentage calculations are based upon 4,382,831 shares of the Company's Common Stock that were issued and outstanding as of September 15, 1999 and, for each director or executive officer or the group, the number of shares subject to options exercisable by such director or executive officer or the group within 60 days.

(4) Includes 66,666 shares issuable pursuant to stock options that are exercisable currently or within 60 days; does not include 10,000 shares that are owned by Mr. Armstrong's wife, as to which Mr.
         Armstrong disclaims beneficial ownership.

(5) Consists of shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(6)      Mr. McManus ceased to be an officer and employee of the Company in July
         1999.

(7) Mr. Linton ceased to be an officer and employee of the Company in July 1999. Consists of shares issuable pursuant to stock options that are exercisable currently or within 60 days.

(8) Includes 502,270 shares owned of record by Gateway Venture Partners II, L.P. Mr. Ford serves as a general partner of Gateway Associates L.P., the general partner of Gateway Venture Partners II, L.P., and may be deemed to beneficially own such shares. Also includes 7,000 shares owned by Mr. Ford over which Mr. Ford holds sole voting and investment power. Does not include 1,000 shares that are owned by Mr. Ford's wife, as to which Mr. Ford disclaims beneficial ownership.

(9) Includes 20,000 shares issuable to Mr. Korenblat upon his exchange of capital stock of PBI; does not include 2,000 shares held in a trust by Mr. Korenblat's wife, as to which Mr. Korenblat disclaims beneficial ownership.

(10) Does not include 4,000 shares owned by Mr. Lawrence's wife, as to which Mr. Lawrence disclaims beneficial ownership.

(11) Does not include 40,141 shares held by irrevocable trusts for the benefit of Mr. Stein's adult children, as to which Mr. Stein disclaims beneficial ownership.

(12) Does not include 500 shares that are owned by Mr. Usdan's wife, as to which Mr. Usdan disclaims beneficial ownership.

                   REPORT OF THE STOCK OPTION AND COMPENSATION
                   COMMITTEE REGARDING EXECUTIVE COMPENSATION

GENERAL

         The Company's executive compensation program is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee") which is composed of Messrs. Ford, Lawrence and Susman.

         The Company's executive compensation policy is designed and administered to provide a competitive compensation program that will enable the Company to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The Company's compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders by striving to create a suitable long-term return on their investment through earnings from operations and prudent management of the Company's business and operations.

         The Company's executive compensation strategy consists of salary and long-term incentive compensation. The following is a summary of the policies underlying each element.

ANNUAL COMPENSATION

         The annual compensation salary for individual executive officers of the Company is based upon the level and scope of the responsibility of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. Based upon its review and evaluation, the Committee makes a recommendation to the Board of Directors of the salary to be paid to each executive officer.

LONG TERM INCENTIVE COMPENSATION

         The Committee believes that long-term incentive compensation is the most effective way of tying executive compensation to increases in stockholder value. The Company's long-term incentive programs authorize the grant of both cash- and stock-based awards, thereby providing a means through which executive officers will be given incentives to continue high quality performance with the Company over a long period of time while allowing such executive officers to build a meaningful investment in the Company's Common Stock.

         In May, 1993, the Committee initiated a program (the "Program") to provide incentives to certain executive officers during the 1994 and 1995 fiscal years. Under the Program, the participating executive officers each received an initial grant of non-qualified stock options pursuant to the Company's 1992 Long Term Incentive Plan. At the end of each of the 1994 and 1995 fiscal years, the executive officers received additional grants of stock options, in recognition of attainment of certain pre-tax earnings goals for the Company and satisfactory performance evaluations from the Committee. Additionally, provided the pre-tax earnings and performance evaluation criteria are met, grants may be accelerated upon the Common Stock of the Company attaining certain market price levels.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Armstrong's minimum salary for fiscal 1999 was determined by the Committee in the same manner as is used by the Committee for executive officers generally. The Committee believes that Mr. Armstrong's compensation is competitive within the industry and, when combined with Mr. Armstrong's significant ownership of the Company's Common Stock, provides incentives for performance which are aligned with the financial interests of the stockholders of the Company.

CODE SECTION 162(M)

         The Committee has considered Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers for deductibility. The Committee intends to make every effort to ensure that all compensation awarded to the Company's executives is fully deductible for income tax purposes. The Committee may in the future deem it advisable to take certain action to preserve the deductibility of executive compensation under Section 162 (m).



                   THE STOCK OPTION AND COMPENSATION COMMITTEE

               RICHARD F. FORD   BRYAN H. LAWRENCE    LOUIS B. SUSMAN

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the compensation for each of the last three fiscal years of the executive officers of the Company whose annual salaries and other reportable compensation exceeded $100,000 for fiscal 1999.

                           SUMMARY COMPENSATION TABLE


                                                                           LONG TERM
                                               ANNUAL COMPENSATION        COMPENSATION
                                                                           SECURITIES        ALL
                                                                           UNDERLYING       OTHER
       NAME AND PRINCIPAL POSITION        YEAR       SALARY     BONUSES    OPTIONS(#)   COMPENSATION (1)
J. Hord Armstrong, III                    1999      $278,239   $137,500      33,333       $ 56,571
  Chairman of the Board, Chief            1998       240,000    125,000      33,333         87,500
  Executive Officer and Treasurer         1997       195,000         --          --             --
Martin D. Wilson,                         1999      $201,264   $ 80,000      16,666       $ 37,714
  President and Chief                     1998       161,667     70,000      16,666         21,000
  Operating  Officer                      1997       113,750         --      33,999             --
Dennis A. White                           1999      $120,923   $ 36,000          --       $ 16,343
  Vice President, Chief Information       1998       105,000     15,750      17,000         15,750
  Officer                                 1997(2)     98,000         --      17,000             --
Edward W. McManus (3)                     1999      $133,373         --          --             --
  Vice President, Sales and               1998       131,000         --          --         19,650
  Business Development                    1997(2)         --         --          --             --
Douglas E. Linton(4)                      1999      $162,511   $ 48,600      15,000             --
  Senior Vice President,                  1998       112,500     33,750      15,000         22,500
  Pharmaceutical and Specialty            1997            --         --          --             --
  Services

----------

(1) Includes contributions made to a defined contribution executive retirement plan funded by split-dollar life insurance policies.

(2) In June 1997, the Company changed from a fiscal year ending on the Friday closest to March 31 in each year to a fiscal year ending June 30 of each year. The Company began its first full fiscal year on the new basis on July 1, 1997. As a result, the three months ended June 30, 1997 do not fall within fiscal 1997 or fiscal 1998. During the three months ended June 30, 1997, Messrs. White and McManus were each granted options to purchase 17,000 shares of Common Stock.

(3)      Mr. McManus ceased to be an officer and employee of the Company in July
         1999.

(4)      Mr. Linton ceased to be an officer and employee of the Company in July
         1999.

    The following table sets forth information concerning stock option grants made in fiscal 1999 to the individuals named in the Summary Compensation Table. Options were granted at fair market value on the date of grant, vested immediately, became exercisable six months after the date of grant and generally expire ten years after the date of grant.

                          OPTION GRANTS IN FISCAL 1999

                                                      INDIVIDUAL GRANTS VALUE
                                   ---------------------------------------------------------------

                                                      PERCENT OF                                      POTENTIAL REALIZABLE
                                                        TOTAL                                           VALUE AT ASSUMED
                                    NUMBER OF          OPTIONS                                           ANNUAL RATE OF
                                    SECURITIES        GRANTED TO                                          STOCK PRICE
                                    UNDERLYING        EMPLOYEES        EXERCISE                           APPRECIATION
                                     OPTIONS              IN             PRICE          EXPIRATION      FOR OPTION TERM(1)
         NAME                        GRANTED         FISCAL YEAR       PER SHARE          DATE          5%                10%
         ----                        -------         -----------       ---------          ----          --                ---
J. Hord Armstrong, III                33,333             18.6%         $ 16.875         8/13/08     $353,750           $896,471
Martin D. Wilson                      16,667              9.3%         $ 16.875         8/13/08     $176,880           $448,249
Dennis A. White                        --                --               --              --              --               --
Edward W. McManus                      --                --               --              --              --               --
Douglas E. Linton                     15,000              8.4%         $ 16.875         8/13/08     $159,189          $403,416

----------

(1) Potential realizable value is calculated based on the term of the option at the time of grant. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. Potential realizable value does not represent the Company's prediction of its stock price performance and does not take into account appreciation for the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the term of the option will equal or exceed the assumed 5% and 10% levels.

    The following table sets forth information concerning the number of exercisable and unexercisable stock options at June 30, 1999 as well as the value of such stock options having an exercise price lower than the last reported trading price on June 30, 1999 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                          NUMBER OF
                                                                         SECURITIES                           VALUE OF
                                                                         UNDERLYING                          UNEXERCISED
                                   SHARES                                UNEXERCISED                        IN-THE-MONEY
                                  ACQUIRED                               OPTIONS AT                       OPTIONS AT FISCAL
                                     ON            VALUE               FISCAL YEAR-END                       YEAR-END(1)
             NAME                 EXERCISE       REALIZED         EXERCISABLE/UNEXERCISABLE           EXERCISABLE/UNEXERCISABLE
             ----                 --------       --------         -------------------------           -------------------------
J. Hord Armstrong, III               --             --                    66,666/--                           $808,325/--
Martin D. Wilson                     --             --                    87,533/--                         $1,502,185/--
Dennis A. White                      --             --                    51,000/--                          $675,750/--
Edward W. McManus                    --             --                    12,800/--                           $233,600/--
Douglas E. Linton                    --             --                    30,000/--                           $363,750/--

----------

(1) Based on a price per share of $23.875, the closing sale price of the Common Stock on June 30, 1999.

LONG TERM INCENTIVE AND STOCK OPTION PLANS

    Pursuant to the Company's 1992 Long Term Incentive Plan (the "Incentive Plan"), the Stock Option and Compensation Committee (the "Committee") may grant to officers and key employees of the Company and its subsidiaries (i) options to purchase shares of the Common Stock ("Stock Options"), which may or may not qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code, as amended, (ii) stock appreciation rights ("SARs"),
(iii) restricted shares of the Company's Common Stock ("Restricted Stock"), and
(iv) performance awards ("Performance Awards"). Pursuant to the Company's 1993 Stock Option Plan (the "Option Plan" and, collectively with the Incentive Plan, the "Plans"), the Committee or the full Board of Directors may grant to key employees of the Company who are not "reporting persons" subject to Section 16 of the Exchange Act and to certain other persons performing services for the Company Stock Options which do not qualify as ISOs. The Board of Directors has reserved 500,000 and 350,000 shares of Common Stock for issuance pursuant to the Incentive Plan and the Option Plan respectively, of which, as of September 15, 1999, an aggregate of 789,322 shares have been issued or are subject to currently outstanding Stock Options and 60,768 shares remain available for grant or issuance under the Plans.

    The Plans are administered by the Committee. The Committee has the authority to (i) select individuals to receive grants under the Plans, (ii) establish the terms of grants and (iii) interpret the Plans.

    Generally, Stock Options are granted to purchase shares of Common Stock at a purchase price established by the Committee or the Board of Directors at not less than the Fair Market Value (as defined in the Plans) of the Common Stock on the date of grant, and the term of the Stock Option, which shall not exceed ten years from date of grant. The Committee may grant SARs giving the holder thereof a right to receive, at the time of surrender, Common Stock equal in value to the difference between the Fair Market Value of the Common Stock at the date of surrender of the SARs and the "Base Price" established by the Committee at the time of grant, which may not be less than Fair Market Value of the Common Stock on the date of grant. SARs may be issued in conjunction with Stock Options. The Committee may also issue shares of Common Stock either as a stock bonus or at a purchase price of less than Fair Market Value, subject to any restrictions or conditions which may be specified by the Committee at the time of grant. The Committee may also issue Performance Awards consisting of shares of Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria during a specified performance period not to exceed five years.

CERTAIN TRANSACTIONS

         In November 1995, the Company acquired approximately 50% of the capital stock of PBI and Massachusetts Mutual Life Insurance Company and certain of its affiliates (collectively, "MassMutual") concurrently acquired 30% of the outstanding voting and nonvoting capital stock of PBI and purchased senior secured notes and senior secured convertible notes of PBI in principal amounts of $5.5 million and $1.3 million, respectively. MassMutual owns more than 5% of the outstanding Common Stock of the Company. Robert E. Korenblat, a director of the Company, is also a director, executive officer and shareholder of PBI. Pursuant to its ownership of PBI capital stock, The Company received cash dividends from PBI of $300,000 and $350,000 in fiscal 1998 and 1999, respectively.

         In connection with the Company's investment in PBI, the Company entered into an agreement pursuant to which (i) Robert Korenblat is entitled to exchange the capital stock of PBI owned by him into shares of Common Stock, at an exchange ratio of 6,666.67 shares of Common Stock (an aggregate of 20,000 shares of Common Stock) for each share of PBI capital stock, and (ii) on or after November 30, 1998, MassMutual will be entitled to exchange shares of capital stock of PBI owned by it for shares of Common Stock, at an exchange ratio based upon the then fair value of the Common Stock and the capital stock of PBI. In addition, Messr. Korenblat and MassMutual may require the Company to register under the Securities Act shares of Common Stock issuable to them (and MassMutual may require the Company to register 530,978 shares of Common Stock currently owned by it) or to include such shares in any registration statement the Company proposes to file under the Securities Act, with certain exceptions. Messr. Korenblat was elected director of the Company in connection with the Company's investment in PBI.

         In fiscal 1996, PBI entered into an Employment Agreement (the "Employment Agreement") with Robert E. Korenblat. The Employment Agreement has an initial term expiring on December 31, 1998, but is automatically renewable on December 31 of each year until terminated by notice of either party, in which case it will expire on the December 31 which is two full years after the date of such notice. Pursuant to the Employment Agreement, Mr. Korenblat serves as President and Chief Executive Officer of PBI with an annual base salary of not less than $350,000, which is increased, but not decreased, each year to reflect increases in the Consumer Price Index. The Employment Agreement also provides for certain benefits and an annual bonus based on achievement of certain operating profit and other goals established by PBI's Board of Directors, which bonus may not exceed, in the aggregate, 180% of base salary. For PBI's fiscal year ended December 31, 1998, PBI paid Mr. Korenblat a salary of $350,000 plus bonus compensation of $70,000. The Employment Agreement also contains a non-competition covenant pursuant to which Mr. Korenblat agrees not to compete with PBI or the Company in the United States, Puerto Rico or any other country where PBI may do business for a period of two years after termination of Mr. Korenblat's employment. Mr. Korenblat was paid $50,000 each April 15 and October 15 through October 15, 1999 in consideration of his covenant not to compete.

         In June 1999, the Company entered into a Consulting Agreement (the "Consulting Agreement") with Harvey C. Jewett, IV. The Consulting Agreement has an initial term expiring on May 31, 2002, but is automatically renewable for successive one year terms unless earlier terminated by notice of either party. Pursuant to the Consulting Agreement, Mr. Jewett provides consultation, instruction and advice to the Company in connection with the operations, management, sales, marketing and financial matters of Jewett Drug Co. in exchange for monthly compensation of $10,000 and reimbursement of expenses. The Consulting Agreement may be terminated by either the Company or Mr. Jewett upon thirty (30) days' prior written notice, but Mr. Jewett's right to so terminate the Consulting Agreement does not commence until June 1, 2000. The Consulting Agreement also contains a non-competition covenant pursuant to which Mr. Jewett agrees not to compete with the Company in the United States during the term of the Consulting Agreement and for a period of two years thereafter.

         During fiscal 1999, the Company paid fees in the aggregate of approximately $750,000 to Salomon Smith Barney in connection with investment banking and other related services provided to the Company. Louis B. Susman, a director of the Company, currently is Managing Director and Vice Chairman of Investment Banking of Salomon Smith Barney.

         The Company believes that the transactions set forth above were made on terms not less favorable to the Company than would have been obtained from unaffiliated third parties. All future transactions (including loans) between the Company and its officers, directors, principal stockholders and affiliates are required to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                           ITEM 2. PROPOSAL TO APPROVE
                      THE D & K HEALTHCARE RESOURCES, INC.
               AMENDED AND RESTATED 1992 LONG TERM INCENTIVE PLAN

         The Board of Directors has adopted the D & K Healthcare Resources, Inc. Amended and Restated 1992 Long Term Incentive Plan (the "Amended Plan") and has directed that the Amended Plan be submitted to the stockholders for approval. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Amended Plan. If the Amended Plan is not approved, the existing 1992 Long Term Incentive Plan (the "Existing Plan") will continue in effect. References to the "Plan" include the Amended Plan and the Existing Plan. A copy of the Amended Plan is attached as Appendix A to this Proxy Statement, and the following description of the Amended Plan is qualified in its entirety by reference to Appendix A. The Company's stockholders approved the Existing Plan at the Company's 1992 Annual Meeting of Stockholders.

         The substantive differences between the Existing Plan and the Amended Plan are as follows:

         - The number of shares of Common Stock that may be issued pursuant to the Plan has been increased from 500,000 shares in the Existing Plan to 850,000 shares in the Amended Plan.

         - The maximum number of shares of Common Stock that may be issued to any individual has been increased from 50,000 shares in the Existing Plan to 200,000 shares in the Amended Plan.

         - The number of shares of Restricted Stock (defined below) that may be issued has been increased from 20,000 shares in the Existing Plan to 75,000 shares in the Amended Plan.

         - Awards under the Amended Plan may be made to non-employee members of the Company's Board of Directors; no such awards could be made under the Existing Plan.

The Board of Directors believes that the proposed amendments are appropriate and will enhance the purpose and flexibility of the Plan by improving the ability of the Company to continue to provide incentives to its key employees and induce qualified individuals to serve as or remain, directors or employees of the Company and to promote the best interests of the Company. In particular, the Board of Directors believes that through Stock Options (defined below) and other Common Stock based compensation, the interests of Company officers, directors and employees in maximizing the Company's performance, and the return on the Common Stock, will be more closely aligned with the interests of the Company's stockholders. Of the 500,000 shares of Common Stock authorized in the Existing Plan, 439,532 shares have been issued by the Company or are subject to outstanding Stock Options; only 60,468 shares remain available for grants under the Existing Plan.

         The Plan is administered by the Stock Option and Compensation Committee of the Board of Directors (the "Committee"), consisting of two or more directors of the Company. Members of the Committee must be "outside directors" within the meaning of the proposed regulations implementing Section 162(m) of the Code and "Non- Employee Directors" within the meaning of Rule 16b-3(b)(3)(i) promulgated under Section 16(b) of the Securities Exchange Act of 1934. The Committee, by majority action thereof, is authorized in its sole discretion to determine the individual officers and employees to whom the benefits will be granted, the type and amount of such benefits and the terms of the benefit grants, as well as to interpret the Plan and to make all other determinations necessary or advisable for the administration of the Plan to the extent not contrary to the express provisions of the Plan. Grants of benefits under the Amended Plan to non-employee directors of the Company will be made by the Board of Directors.

         The following stock options were granted by the Committee under the Existing Plan during fiscal 1999:

            D & K WHOLESALE DRUG, INC. 1992 LONG TERM INCENTIVE PLAN

                     NAME AND POSITION                          DOLLAR VALUE($)(1)    NUMBER OF UNITS
                     -----------------                          ------------------    ---------------
Executive Group............................................          $416,875               80,000
Non-Executive Director Group...............................                 -                    -
Associates of Directors, Executive
   Officers or Nominees....................................                 -                    -
Non-Executive Officer Employee
   Group...................................................          $ 40,625               30,000

----------------------

(1) The dollar value set forth in the table is based on the $24.125 last transaction price of the Company's Common Stock as reported in the Nasdaq National Market on September 15, 1999, less the option exercise price.

         Under the terms of the Plan, key employees of the Company and its subsidiaries as determined in the sole discretion of the Committee and, under the Amended Plan, non-employee directors selected by the Board of Directors will be eligible to receive (a) stock options ("Stock Options") exercisable into shares of Common Stock which may or may not qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code, as amended, (b) Stock Appreciation Rights, (c) restricted shares of Common Stock ("Restricted Stock"), and (d) performance awards ("Performance Awards"). The Board of Directors has approved, subject to stockholder approval of the Amended Plan, the issuance to non-employee directors, Stock Options to purchase up to 10,000 shares of Common Stock, for a maximum of 10,000 shares of Common Stock. The Stock Options will be exercisable at the rate of 20% per year over the five years following the date of the grant.

         STOCK OPTIONS. Stock Options granted under the Plan shall entitle the holder thereof to purchase the Company's Common Stock at a purchase price established therefor by the Committee, which price shall not be less than the Fair Market Value (as defined in the Plan) of Common Stock on the date of grant. The Committee shall determine the term of such Stock Options and the times at, and conditions under which, such Stock Options will become exercisable. Stock Options are not exercisable earlier than six months from the date of grant (except in the case of death or disability of the employee holding the same), nor later than ten years from the date of the grant. For any employee, the aggregate fair market value of Common Stock subject to qualifying incentive stock options that are exercisable for the first time in any calendar year may not exceed $100,000.

         STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights ("SARs") giving the holder thereof rights to receive, at the time of surrender, Common Stock equal in value to the difference between the Fair Market Value of such stock at the date of surrender of the SAR and the "Base Price" established by the Committee therefor at the time of grant, subject to any limitation imposed by the Committee on appreciation. The "Base Price" shall not be less than the Fair Market Value of the Common Stock on the date of the grant of the SAR. An SAR may be granted either independent of, or in conjunction with, any Stock Option. If granted in conjunction with a Stock Option, at the discretion of the Committee an SAR may either be surrendered (a) in lieu of the exercise of such Stock Option, (b) in conjunction with the exercise of such Stock Option, or (c) upon expiration of such Stock Option. The term of any SAR shall be established by the Committee, but in no event shall such term exceed ten years from the date of grant.

         RESTRICTED STOCK. The Committee may issue shares of Common Stock either as a stock bonus or at a purchase price of less than fair market value, subject to the restrictions or conditions specified by the Committee at the time of grant. In addition to any other restrictions or conditions that may be imposed on the Restricted Stock, shares of Restricted Stock may not be sold or disposed of for a period of six months after the date of grant. During the period of restriction, holders of Restricted Stock shall be entitled to receive all dividends and other distributions made in respect of such stock and to vote such stock without limitation.

         PERFORMANCE AWARDS. The Committee may grant Performance Awards consisting of shares of the Company's Common Stock, monetary units payable in cash or a combination thereof. These grants would result in the issuance, without payment therefor, of Common Stock or the payment of cash upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share, return on stockholders' equity or total stockholder return relative to stockholder return on a broad market index) during a specified performance period not to exceed ten years. The participating employee would have no right to receive dividends on or to vote any shares subject to Performance Awards until the award is actually earned and the shares are issued. In the event that a person who is required to file reports under Section 16 of the Securities Exchange Act of 1934 receives a Performance Award that includes shares of Common Stock, such shares received may not be disposed of by such person until six months following the date of issuance.

         The Plan is to remain in effect until (a) all Common Stock reserved under the Plan shall have been purchased or acquired, (b) the Board terminates the Plan, or (c) April 27, 2002, whichever shall first occur. The Board, in its sole discretion may terminate the Plan at any time and from time to time may amend or modify the Plan; provided, however, that no such action of the Board may, without the approval of the stockholders of the Company, change: (w) the maximum number of shares for which options may be granted under the Plan; (x) the provisions of the Plan regarding the "Base Price" of awards; (y) the maximum period during which an option may be granted; or (z) the class of employees entitled to participate in the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any award theretofore granted under the Plan, without the consent of the participant affected thereby.

FEDERAL INCOME TAX CONSEQUENCES

         No income will be realized by a participating officer, director or employee on the grant of an incentive stock option or an option which is not an incentive stock option ("non-qualified option") or upon the award of Restricted Stock, and the Company will not be entitled to a deduction at such time. If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the option, no income will be realized by the holder at the time of exercise. The Company will not be entitled to a deduction by reason of the exercise.

         If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the option or within one year from the date of exercise of the option, the holder will realize ordinary income at the time of disposition which will equal the excess, if any, of the lesser of (a) the amount realized on the disposition, or (b) the fair market value of the shares on the date of exercise, over the holder's basis in the shares. The Company generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition.

         Upon the exercise of a non-qualified option, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price is ordinary income to the holder as of the date of exercise. The Company generally will be entitled to a deduction equal to such excess amount in the year of exercise.

         Subject to a voluntary election by the holder under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), a holder will realize income as a result of the award of Restricted Stock at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the Code would have the effect of causing the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. The Company generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income.

         An employee will realize income as a result of a Performance Award at the time the award is issued or paid. The amount of income realized by the participant will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. The Company will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment.

         The Board of Directors recommends a vote "FOR" the proposal to approve the D & K Healthcare Resources, Inc. Amended and Restated 1992 Long Term Incentive Plan.

                                PERFORMANCE GRAPH

         The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the period beginning April 1, 1994 and ending June 30, 1999, with the cumulative return of the NASDAQ Stock Market
- U.S. Index, the Standard & Poor's Health Care Composite Index, an old industry peer group and a new industry peer group. The new industry peer group of companies selected by the Company is made up of the Company's publicly held competitors in the wholesale drug industry: Bergen Brunswig Corporation, Bindley Western Industries, Inc., Cardinal Health, Inc., McKesson HBOC, Inc. and Amerisource Health Corporation. The Company's new industry peer group reflects the inclusion of Amerisource Health Corporation, which is a national drug wholesaler, and the removal of Avatex Corporation from the old industry peer group because it is no longer involved in the national drug wholesaler business. The comparisons reflected in the table and graph, however, are not intended to forecast the future performance of the Common Stock and may not be indicative of such future performance.

                              [PERFORMANCE GRAPH]

                                                                    Cumulative Total Return
                                                    -------------------------------------------------------
                                                     4/1/94   3/31/95  3/29/96   3/28/97  6/30/98   6/30/99

D & K HEALTHCARE RESOURCES, INC.                        100       204      248       130      637       719
NEW PEER GROUP                                          100       102      130       167      322       233
OLD PEER GROUP                                          100       103      129       160      316       227
NASDAQ STOCK MARKET (U.S.)                              100       111      151       168      262       374
S & P HEALTH CARE SECTOR                                100       141      208       253      437       498

                             APPOINTMENT OF AUDITORS

         Arthur Andersen LLP served as the Company's independent public accountants for fiscal 1999 and has been selected by the Board of Directors to continue in such capacity during fiscal 2000. The Board of Directors anticipates that representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions.

                            PROPOSALS OF STOCKHOLDERS

         Under applicable regulations of the Securities and Exchange Commission, all proposals of stockholders to be considered for inclusion in the proxy statement for, and to be considered at, the 2000 Annual Meeting of Stockholders must be received at the offices of the Company, c/o Secretary, 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105 by not later than June 15, 2000. The Company's By-laws also prescribe certain time limitations and procedures regarding prior written notice to the Company by stockholders, which limitations and procedures must be complied with for proposals of stockholders to be included in the Company's proxy statement for, and to be considered at, such annual meeting. Any stockholder who wishes to make such a proposal should request a copy of the applicable provisions of the Company's By-laws from the Secretary of the Company.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named on the Proxy Card to vote the shares represented thereby in accordance with their judgment as to the best interest of the Company on such matters.



                             J. HORD ARMSTRONG, III
                     Chairman of the Board, Chief Executive
                              Officer and Treasurer

                                   APPENDIX A

                        D & K HEALTHCARE RESOURCES, INC.
                              AMENDED AND RESTATED
                          1992 LONG TERM INCENTIVE PLAN


                      SECTION 1. ESTABLISHMENT AND PURPOSE.

         D & K Healthcare Resources, Inc. hereby establishes a long term incentive plan to be named the D & K Healthcare Resources, Inc. Amended and Restated 1992 Long Term Incentive Plan, for certain employees of the Company and its subsidiaries. The purpose of this Plan is to encourage certain employees of the Company, and of such subsidiaries of the Company as the Committee administering the Plan designates, to acquire Common Stock of the Company or to receive monetary payments based on the value of such stock or based upon achieving certain goals on a basis mutually advantageous to such employees and the Company and thus provide an incentive for continuation of the efforts of employees for the success of the Company and for continuity of employment.


                             SECTION 2. DEFINITIONS.

         Whenever used herein, the following terms shall have the respective meanings set forth below:

         (a) Award means any Stock Option, Stock Appreciation Right, Restricted Stock, or Performance Award granted under the Plan.

         (b) Base Price means, in the case of an Option or a Stock Appreciation Right, a price fixed by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant of such option or right.

         (c)      Board means the Board of Directors of the Company.

         (d) Code means the internal Revenue Code of 1986, as amended and in effect from time to time.

         (e) Committee means those members of the Compensation Committee of the Board who are an "outside director" within the meaning of any regulations promulgated pursuant to Section 162(m) of the Code and a Non-Employee Director within the meaning of Rule 16b-3(b)(3)(i) promulgated pursuant to Section 16(b) of the Exchange Act.

         (f) Company means D & K Healthcare Resources, Inc., a Delaware corporation.

         (g)      Disability means permanent and total disability as defined in
                  Section 22(c)(3) of the Code, as determined by the Committee in good faith, upon receipt of and in reliance on sufficient competent medical advice.

         (h) Employee means a salaried employee (including officers and directors who are also employees) of any member of the Group.

         (i) Exchange Act means the Securities Exchange Act of 1934, as amended.

         (j) Fair Market Value means, for any particular date, (i) for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the last transaction price per share as quoted by National Market System of NASDAQ, for any period during which the Stock shall not be listed for trading on a national securities exchange or its price reported by the National Market System of NASDAQ, but when prices for the Stock shall be reported by NASDAQ, the closing bid price as reported by the NASDAQ, (iii) for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of Stock on such exchange as of the close of such trading day or (iv) the market price per share of Stock as determined by a nationally recognized investment banking firm selected by the Board of Directors in the event neither (i), (ii) or (iii) above shall be applicable. If Market Price is to be determined as of a day when the securities markets are not open, the Market Price on that day shall be the Market Price on the preceding day when the markets were open.

         (k)      Group means the Company and every Subsidiary of the Company.

         (l) Option means the right to purchase Stock at the Base Price for a specified period of time. For purposes of the Plan, an Option may be an incentive stock option within the meaning of
                  Section 422 of the Code, a nonstatutory stock option, or any other type of option encompassed by the Code.

         (m) Participant means any Employee or non-Employee director designated by the Committee to participate in the Plan.

         (n) Performance Award means a right to receive a payment equal to the value of a unit or other measure as determined by the Committee based on performance during a Performance Period.

         (o) Performance Period means a period of not more than ten years established by the Committee during which certain performance goals set by the Committee are to be met.

         (p) Period of Restriction means the period during which a grant of shares of Restricted Stock is restricted pursuant to Section 11 of the Plan.

         (q) Reporting Person means a person subject to Section 16 of the Securities Exchange Act of 1934, as amended.

         (r) Restricted Stock means Stock granted pursuant to Section 11 of the Plan, but a share of such Stock shall cease to be Restricted Stock when the conditions to and limitations on transferability under Section 11 have been satisfied or have expired, respectively.

         (s) Retirement (including Normal, Early, and Disability Retirement) Means termination of employment with eligibility for normal, early or disability retirement benefits under the terms of any pension plan adopted by the Company, as amended and in effect at the time of such termination of employment,

         (t) Stock means the authorized and unissued shares of common stock of the Company or reacquired shares of the Company's common stock held in its treasury.

         (u) Stock Appreciation Right or SAR means the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of Stock at the date of exercise over the Base Price. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the Base Price shall be the Option exercise price.

         (v)      Subsidiary means a subsidiary corporation as defined in
                  Section 425 of the Code,

         (w) Total Shareholder Return means the sum of (i) the increase, if any, in the Fair Market Value of the common stock of the Company between the first and the last days of the period for which such Return is measured and (ii) the dividends, if any, paid on the common stock of the Company during such period relative to a broad market index such as the Russell 2000.

         (x) Window Period means the third to the twelfth business day following the release for publication of the Company's quarterly or annual earnings report.


                           SECTION 3. ADMINISTRATION.

         The Plan will be administered by the Committee, The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purpose of the Plan. A majority of members of the

Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee, by a writing signed by a majority of the Committee members. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever.


                   SECTION 4. SHARES RESERVED UNDER THE PLAN.

         There is hereby reserved for issuance under the Plan an aggregate of 850,000 shares of Stock, which may be authorized but unissued or treasury shares. No more than 75,000 of these shares may be issued as Restricted Stock. Stock underlying outstanding options or Performance Awards will be counted against the Plan maximum while such options or awards are outstanding. Shares underlying expired, canceled or forfeited options or awards (except Restricted Stock) may be added back to the Plan maximum. When the exercise price of stock options is paid by delivery of shares of Stock, the number of shares available for issuance under the Plan shall continue to be reduced by the gross (rather than the net) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered in payment. Restricted Stock issued pursuant to the Plan will be counted against the Plan maximum while outstanding even while subject to restrictions. Shares of Restricted Stock may not be added back to the Plan maximum if such Restricted Stock is forfeited.


                            SECTION 5. PARTICIPANTS.

         Participants will consist of (i) such officers and key Employees of the Company or any designated subsidiary as the Committee in its sole discretion determines have a major impact on the success and future growth and profitability of the Company and (ii) non-Employee members of the Board. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or to receive the same type or amount of Award as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.


               SECTION 6. TYPES OF AWARDS; LIMITATIONS ON GRANTS.

         (a) The following Awards may be granted under the Plan: (i) Incentive Stock Options; (ii) Nonqualified Stock Options;
                  (iii) Stock Appreciation Rights; (iv) Restricted Stock; and
                  (v) Performance Awards: all as described below. Except as specifically limited herein, the Committee shall have complete discretion in determining the type and number of Awards to be granted to any Participant, and the terms and conditions which attach to each Award, which terms and conditions need not be uniform as between different Participants. Notwithstanding the foregoing, the Board shall have sole authority to grant Awards to non-Employee members of the Board. All Awards shall be in writing.

         (b) The number of shares of Stock with respect to which Awards may be granted any Participant pursuant to the Plan, over the term of the Plan, shall not exceed 200,000, subject to adjustment as provided in Section 12 hereof.


                       SECTION 7. DATE OF GRANTING AWARDS.

         All Awards granted under the Plan shall be granted as of an Award Date. Within ten business days after each Award Date, the Company shall notify the Participant of the grant of the Award, and shall hand deliver or mail to the Participant an Award Agreement, duly executed by and on behalf of the Company, with the request that the Participant execute the Agreement within thirty days after the date of mailing or delivery by the Company of the Agreement to the Participant. If the Participant shall fail to execute the written Award Agreement within said thirty-day period, his or her Award shall be automatically terminated.


                       SECTION 8. INCENTIVE STOCK OPTIONS.

         Incentive Stock Options shall consist of options to purchase shares of Stock at purchase prices not less than the Fair Market Value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Incentive Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death or disability. In the event termination of employment occurs as a result of death or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by reason of disability, then the period of exercise following death shall be the remainder of the 12-month period, or three months, whichever is longer. If the optionee dies within three months after termination of employment for any other reason, then the period of exercise following death shall be three months. However, in no event shall any Incentive Stock Option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The aggregate Fair Market Value (determined as of the time an option is granted) of the stock with respect to which an Incentive Stock Option is exercisable for the first time during any calendar year (under all option plans of the Company and its subsidiary corporations) shall not exceed $100,000.

                     SECTION 9. NONQUALIFIED STOCK OPTIONS.

         Nonqualified Stock Options shall consist of nonqualified stock options to purchase shares of Stock at purchase prices not less than the Fair Market Value of the shares on the date the option is granted. Said purchase price may be paid by check or, in the discretion of the Committee, by the delivery of shares of Stock then owned by the Participant. Nonqualified Stock Options will be exercisable not earlier than six months and not later than ten years after the date they are granted and will terminate not later than three months after termination of employment for any reason other than death, retirement or disability. In the event termination of employment occurs as a result of death, retirement or disability, such an option will be exercisable for 12 months after such termination. If the optionee dies within 12 months after termination of employment by retirement or disability, then the period of exercise following death shall be three months. However, in no event shall any option be exercised more than ten years after its grant. Leaves of absence granted by the Company for military service, illness, and transfers of employment between the Company and any subsidiary thereof shall not constitute termination of employment. The Committee shall have the right to determine at the time the option is granted whether shares issued upon exercise of a Nonqualified Stock Option shall be subject to restrictions, and if so, the nature of the restrictions.

                     SECTION 10. STOCK APPRECIATION RIGHTS.

         Stock Appreciation Rights may be granted which, at the discretion of the Committee, may be surrendered (1) in lieu of exercise of an Option, (2) in conjunction with the exercise of an Option, (3) upon lapse of an Option, (4) independent of an Option, or (5) each of the above in connection with a previously awarded Option under the Plan. SARs issued to Reporting Persons shall be held for at least six months prior to surrender. If the Option referred to in
(1), (2), or (3) above qualified as an Incentive Stock Option pursuant to
Section 422 of the Code, the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon surrender of a SAR, and may impose such conditions on surrender of a SAR (including, without limitation, the right of the Committee to limit the time of surrender to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof, provided, however, that payment may be made in cash for SARs surrendered by Reporting Persons only upon the condition that such surrender is made during the Window Period. The following will apply upon surrender of a SAR:

         (a) Surrender of SARs in Lieu of Exercise of Options. SARs surrenderable in lieu of Options may be surrendered for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. A SAR may be surrendered only with respect to the shares of Stock for which its related Option is then exercisable. Upon surrender of a SAR in lieu of exercise of an Option, shares of Stock equal to the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

         (b) Surrender of SARs in Conjunction with Exercise of Options. SARs surrenderable in conjunction with the exercise of Options shall be deemed to be surrendered upon the exercise of the related Options, and shares of Stock equal to the sum of the number of shares acquired by exercise of the Option plus the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

         (c) Surrender of SARs Upon Lapse of Options. SARs surrenderable upon lapse of Options shall be deemed to have been surrendered upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Shares of Stock equal to the number of SARs deemed to have been surrendered shall not be available again for Awards under the Plan, provided that if SARs are surrendered for cash, shares of stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.

         (d) Surrender of SARs Independent of Options. SARs surrenderable independent of Options may be surrendered upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARS, and shares of Stock equal to the number of SARs surrendered shall no longer be available for Awards under the Plan, provided that if SARs are surrendered for cash, shares of stock equal to the number of SARs surrendered shall be restored to the number of shares available for issuance under the Plan.


                          SECTION 11. RESTRICTED STOCK.

         Restricted Stock shall consist of Stock issued or transferred under the Plan (other than upon exercise of Stock Options or as Performance Awards) at any purchase price less than the Fair Market Value thereof on the date of issuance or transfer, or as a bonus. In the case of any Restricted Stock:

         (a) The purchase price, if any, will be determined by the Committee.

         (b) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof, provided, however, that Restricted Stock granted to a Reporting Person shall, in addition to any other restrictions thereon, not be sold or disposed of for six months following the date of grant; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon either (x) termination of the employee's employment within specified periods or (y) failure of the Company to achieve performance goals (which may include any one or more of the following: return on total capital employed, earnings per share, return on stockholders' equity, Total Shareholder Return and other appropriate criteria) established by the Committee, (iii) representation by the employee that he or she intends to acquire Restricted Stock for investment and not for resale, and (iv) such other restrictions, conditions and terms as the Committee deems appropriate.

         (c) The Participant shall be entitled to all dividends paid with respect to Restricted Stock during the Period of Restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock.

         (d) The Participant shall be entitled to vote the Restricted Stock during the Period of Restriction.

         (e) The Committee shall determine whether Restricted Stock is to be delivered to the Participant with an appropriate legend imprinted on the certificate or if the shares are to be deposited in escrow pending removal of the restrictions.


                         SECTION 12. PERFORMANCE AWARDS.

         Performance Awards shall consist of Stock, monetary units or some combination thereof, to be issued without any payment therefor, in the event that certain performance goals established by the Committee are achieved during the Performance Period. The goals established by the Committee may include any one or more of the following: return on average total capital employed, earnings per share, return on stockholders' equity, Total Shareholder Return, and such other goals as may be established by the Committee. In the event the minimum Corporate goal is not achieved at the conclusion of the Performance Period, no payment shall be made to the Participant. Actual payment of the award earned shall be in cash or in Stock or in a combination of both, in a single sum or in periodic installments, all as the Committee in its sole discretion determines. If Stock is used, the Participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued. In the event a Reporting Person receives a Performance Award which includes Stock, such stock shall not be sold or disposed of for six months following the date of issuance pursuant to such award.


                       SECTION 13. ADJUSTMENT PROVISIONS.

         (a) If the Company shall at any time change the number of issued shares of Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this Plan, the number of shares which may be granted in the form of Restricted Stock or Performance Awards, the maximum number of shares available to a particular Participant, and the number of shares covered by each outstanding Award, shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such Award shall not be changed Awards may also contain provisions for their continuation or for other equitable adjustments after changes in the Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

         (b) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.


                         SECTION 14. NONTRANSFERABILITY.

         Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order (as defined in Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules promulgated thereunder), and shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, exercise or payment shall be made only:

         (a) By or to the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Award shall pass by will or the laws of descent and distribution; and

         (b) To the extent that the deceased Participant was entitled thereto at the date of his death, provided, however, that any otherwise applicable six-month holding period shall not be required for exercise by or payment to an executor or administrator of the estate of a deceased Reporting Person.


                               SECTION 15. TAXES.

         The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any Award if any such tax is payable until indemnified to its satisfaction. The person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

                       SECTION 16. NO RIGHT TO EMPLOYMENT.

         A Participant's right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan.


                SECTION 17. DURATION, AMENDMENT AND TERMINATION.

         No Award shall be granted more than ten years after the date of adoption of this Plan; provided, however, that the terms and conditions applicable to any Award granted within such period may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other person as may then have an interest therein. Also, by mutual agreement between the Company and a Participant hereunder, Stock Options or other Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such Participant under this Plan, provided that any such substitution shall be deemed a new award for purposes of calculating any applicable six-month holding periods. To the extent that any Stock Options or other Awards which may be granted within the terms of the Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of the Plan and the discretion of the Committee, and to the extent that any such Stock Options or other Awards would so qualify within the terms of the Plan, the Committee shall have full and complete authority to grant Stock Options or other Awards that so qualify (including the authority to grant, simultaneously or otherwise, Stock Options or other Awards which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such Stock Option or other Awards under the Plan. The Board of Directors may amend the Plan from time to time or terminate the Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company (a) increase the total number of shares which may be issued under the Plan or increase the amount or type of Awards that may be granted under the Plan; (b) change the minimum purchase price, if any, of shares of Common Stock which may be made subject to Awards under the Plan; or (c) modify the requirements as to eligibility for Awards under the Plan.


                        SECTION 18. STOCKHOLDER APPROVAL.

         The Amended and Restated Plan shall be submitted for approval by the stockholders of the Company at the 1999 Annual Meeting of Stockholders, and shall be effective upon approval. If the stockholders do not approve the Amended and Restated Plan, it, and any action taken hereunder, shall be void and of no effect; however, the 1992 Long Term Incentive Plan and grants thereunder shall remain in full force and effect.

PROXY                                                            PROXY



                        D & K HEALTHCARE RESOURCES, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 11, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints J. HORD ARMSTRONG, III and
MARTIN D. WILSON, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of stock of D & K Healthcare Resources, Inc. (the "Company") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Ritz-Carlton Hotel, 100 Carondelet Plaza, St. Louis, Missouri 63105, on Thursday, November 11, 1999, at 10:00 a.m., and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.


                   PLEASE MARK, SIGN AND DATE THIS PROXY AND
                  RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                  (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------




                                                  D & K HEALTHCARE RESOURCES, INC.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [ ]




 [                                                                                                                               ]


1. ELECTION OF THREE CLASS I DIRECTORS FOR
   A TERM OF THREE YEARS -                    For  Withhold  For All
   Nominees: Harvey C. Jewett, IV, Louis B.   All    All     Except
   Susman, Martin D. Wilson                   [ ]    [ ]      [ ]     2.  Approval of the Company's Amended   For  Against  Abstain
                                                                          and Restated 1992 Long Term         [ ]    [ ]      [ ]
   ----------------------------------------                               Incentive Plan.
   (Except Nominee(s) written above)

                                                                      3.  To transact any and all other       For  Against  Abstain
                                                                          business, including adjournment     [ ]    [ ]      [ ]
                                                                          of the meeting, which may properly
                                                                          come before the meeting or any
                                                                          adjournment thereof.


                                                                      This proxy, when properly executed, will be voted in the
                                                                      manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted "FOR" the
                                                                      election of all of the nominees for director listed in Item 1,
                                                                      "FOR" approval of the Company's Amended and Restated 1992 Long
                                                                      Term Incentive Plan and "FOR" the grant of discretionary
                                                                      authority.

                                                                                       Dated:                                 ,1999
                                                                                             ---------------------------------

                                                                      SIGN HERE
                                                                               ----------------------------------------------------
                                                                                   (Please sign exactly as name appears herein)

                                                                      SIGN HERE
                                                                               ----------------------------------------------------
                                                                                (Executors, administrators, trustees, etc. should
                                                                                             so indicate when signing)


------------------------------------------------------------------------------------------------------------------------------------

                                                 /\     FOLD AND DETACH HERE     /\


                                                      YOUR VOTE IS IMPORTANT!



                                           PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND
                                            RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.